Exhibit D

                              CSW International, Inc.
                                Statement of Income
                        For the Quarter Ended June 30, 2000
                                    (Unaudited)
                                     ($000's)




Operating Revenues
   Electric revenues                          $ 263,966
   Other diversified                             75,630
                                          --------------
                                                339,596
                                          --------------

Operating Expenses
   Cost of electric sales                       160,324
   General and administrative                    61,025
   Depreciation and amortization                 28,602
   Other diversified                             84,279
                                          --------------
                                                334,230
                                          --------------
Operating Income                                  5,366
                                          --------------

Other Income and (Deductions)
  Investment income                               4,561
  Interest income                                 4,012
  Interest expense                              (30,751)
                                          --------------
                                                (22,178)
                                          --------------
Income Before Income Taxes                      (16,812)
                                          --------------

Provision for Income Taxes                      (14,414)
                                          --------------

Net Income                                     $ (2,398)
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